Exhibit 4.180

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 80005

Details of the licensee:

Closed Joint-Stock Company

METRO-TELECOM

Location:

119121, Moscow, 15 Zemledelchesky per.

Service description:

Communications services for the provision of communication channels

The license includes license terms on 1 page

License validity: from 24.11.2010 to 24.11.2015

Service start date (not later) 24.11.2010

Head of Communications Licensing Department

(signature)

V.N. Ugryumova

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

Federal Service for Supervision of Communications, Information Technology and Mass Media

Terms of Business
under License No 80005 **

1. METRO-TELECOM CJSC (the Licensee) shall comply with the terms of this license.

2. The Licensee shall start provision of services under the license no later than 24.11.2010.

3. The Licensee shall provide services related to provision of communication channels within the territory of a single constituent subject of the Russian Federation in accordance with this license only in the territory of Moscow.

4. The Licensee under this License shall provide users with the possibility of transmission of electronic messages via communication channels formed by transmission lines of the Licensee’s communication network *.

5. Radio spectrum is not used in the provision of services under this license.

6. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

7. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to communications services for the provision of communication channels and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 35047 dated 24.11.2005.

Head of Communications Licensing Department

(signature)

V.N. Ugryumova

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

Laced, numbered and sealed

Two (2) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya

28 Dec 2010

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296